Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

AMENDMENT NO. 2
TO THE RESEARCH COLLABORATION AND LICENSE AGREEMENT BETWEEN
SPARK THERAPEUTICS, INC. AND
SENTI BIOSCIENCES, INC.

This Amendment No. 2 (“Amendment”) to the Research Collaboration and License Agreement is made effective as of May 12, 2023 (“Amendment Effective Date”), by and between Spark Therapeutics, Inc. (“Spark”) and Senti Biosciences, Inc. (“Senti”), together, the “Parties.”

WHEREAS, Spark and Senti are parties to the Research Collaboration and License Agreement dated April 9, 2021, and an Amendment No. 1 dated December 8, 2022 (together, the “Agreement”) .

WHEREAS, the Parties desire to further amend the Agreement as more particularly set forth below.

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, intending to be legally bound hereby, the Parties agree to amend the Agreement as follows:

1.The Research Plan, including the Research Term, on a Promoter Profile-by-Promoter Profile basis, is updated as set forth in Exhibit C, Attachment 1, attached hereto. The Research Term will end on July 31, 2023.

2.The following is added to Section 7.2.1: “Spark will reimburse Senti for additional research support costs, not to exceed [***] of the ‘Research Budget.’”
3.Effect of Amendment. Except as amended herein, all other provisions of the Agreement shall remain in full force and effect.

4.Counterparts. This Amendment can be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

SENTI BIOSCIENCES, INC.		SPARK THERAPEUTICS, INC.

By:	/s/ Tim Lu	By:	/s/ Kevin McBride

Name:	Tim Lu	Name:	Kevin McBride

Title:	CEO	Title:	Sr. Financial Reporting Lead

Date:	6/26/2023	Date:	6/29/2023

EXHIBIT C, ATTACHMENT 1

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